UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐ Soliciting Material Pursuant to § 240.14a-12
VALIDUS HOLDINGS, LTD.

(Name of Registrant as Specified in Its Charter)
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Validus Holdings, Ltd. Bermuda Commercial Bank Building 19 Par-la-Ville Road Hamilton, HM 11Bermuda
Mailing Address:
Suite 1790
48 Par-la-Ville Road
Hamilton, HM 11
Bermuda
Telephone: (441) 278-9000
Facsimile: (441) 278-9090
Website: www.validusre.bm
VALIDUS’ EXCHANGE OFFER CAN CLOSE BY END OF JUNE;
IPC-MAX SIGNIFICANTLY OVERSTATES TIME ADVANTAGE TO CLOSING
Validus’ Offer Provides 12.5% Premium to IPC’s Current Market Price
RiskMetrics’ Recommendation AGAINST Inferior Max Transaction
Correctly Focuses on Maximizing IPC Shareholder Value

Hamilton, Bermuda — June 10, 2009 — Validus Holdings, Ltd. (“Validus”) (NYSE: VR) today responded to multiple inaccurate and misleading statements recently issued by IPC Holdings, Ltd. (“IPC”) (NASDAQ: IPCR) and Max Capital Group Ltd. (“Max”).
While Max and IPC persist in making misleading characterizations about the timing to a Validus closing, they cannot change the facts: Validus has a clear path to deliver the superior economics of its offer to IPC shareholders in a timely manner. If IPC shareholders vote down the proposed Max amalgamation, Validus has three alternatives on the table:
1.	An Exchange Offer that can be closed within days of its June 26th expiration date if the conditions to the Exchange Offer are satisfied, with or without the cooperation of IPC’s Board;
2.	An Amalgamation Agreement that can be consummated within as few as 45 days after a “no vote” on the proposed Max amalgamation if IPC’s Board does the right thing to maximize shareholder value and signs the Amalgamation Agreement; and
3.	The Scheme of Arrangement, which can proceed with or without the cooperation of IPC’s current Board. Following a rejection of the proposed Max amalgamation, with sufficient shareholder support, Validus will pursue a Scheme of Arrangement to complete a transaction in a timely manner by filing a new application with the Supreme Court of Bermuda.
Separately, Validus believes that IPC’s comments today on the RiskMetrics report are part of a continuing attempt to divert IPC shareholders’ attention from what is important, namely that Validus’ offer provides superior market value when compared with the proposed Max amalgamation. Validus’ superior offer provides a 12.5% premium to IPC shareholders based on yesterday’s closing prices for Validus and IPC, including $3.75 in cash. In addition, Validus noted the following:
1.	Statements by IPC and Max that the dividends provided under the Max transaction should be added to the transaction value are inconsistent with basic principles of corporate finance. The dividends proposed to be paid in the Max transaction are essentially just returning IPC shareholders their own money. In contrast, the $3.75 in cash provided under Validus’ offer delivers real value to IPC shareholders.
2.	IPC and Max continue to use outdated December 31, 2008 book value figures in their analyses and ignore purchase accounting adjustments required under GAAP.
3.	IPC’s complaint that RiskMetrics’ analysis did not include projected book value growth for IPC is baseless. Max has stated in its own business plan that it will reduce IPC’s business and it is wholly speculative where the combined IPC-Max would derive future profits from remaining excess capital, if any, particularly given Max’s recent record of underwriting losses.
Vote AGAINST Proposed Max Amalgamation
IPC’s annual general meeting is only 2 days away. Validus urges IPC shareholders to follow RiskMetrics’ recommendation and to preserve their right to receive Validus’ superior offer by voting AGAINST the proposed Max amalgamation. Validus urges IPC shareholders to vote on the GOLD proxy card TODAY. Shareholders who have previously voted on IPC’s white proxy card are urged to revoke or change that vote by contacting Georgeson Inc. toll-free at (888) 274-5119 (banks and brokers should call (212) 440-9800), or email validusIPC@georgeson.com.
For the latest copies of the transaction documents, proxy materials and an investor presentation detailing the benefits of Validus’ superior offer, please visit www.ValidusTransaction.com.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.
Contacts:
Investors:
Validus Holdings, Ltd.
Jon Levenson, Senior Vice President
+1-441-278-9000
Media:
Jamie Tully/Jonathan Doorley
Sard Verbinnen & Co
+1-212-687-8080
OR
Roddy Watt/Tony Friend
College Hill
+44 (0)20 7457 2020
Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, those set forth in the proxy statements and registration statement that Validus has filed with the Securities and Exchange Commission (“SEC”) relating to its proposed acquisition of IPC, and should be read in conjunction with the cautionary statements and risk factors included in our most recent reports on Form 10-K and Form

10-Q and the risk factors included in IPC’s most recent reports on Form 10-K and Form 10-Q and other documents of Validus and IPC on file with the SEC. Except as required by law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Additional Information about the Proposed Acquisition and Where to Find It:
This press release relates to the Exchange Offer by Validus to exchange each issued and outstanding common share of IPC for 1.1234 voting common shares of Validus and $3.75 in cash. This press release is for informational purposes only and does not constitute an offer to exchange, or a solicitation of an offer to exchange, IPC common shares, nor is it a substitute for the Tender Offer Statement on Schedule TO or the preliminary prospectus/offer to exchange included in the Registration Statement on Form S-4 (including the press release of transmittal and related documents and as amended and supplemented from time to time, the “Exchange Offer Documents”) that Validus has filed or may file with the SEC. The Registration Statement has not yet become effective. The Exchange Offer will be made only through the Exchange Offer Documents.
This press release is not a substitute for the proxy statements that Validus has filed or may file with the SEC or any other documents which Validus may send to its or IPC’s shareholders in connection with the proposed acquisition. Validus has sent a definitive proxy statement to IPC shareholders seeking proxies to oppose the issuance of IPC shares in connection with the amalgamation agreement between IPC and Max (the “Opposition Proxy Statement”). Validus has also sent a definitive proxy statement to its shareholders seeking proxies to approve the issuance of Validus voting common shares in connection with the proposed transaction between IPC and Validus (the “Validus Share Issuance Proxy Statement”). In addition, Validus has filed preliminary proxy statements with the SEC in connection with the Scheme of Arrangement (the “Scheme of Arrangement Proxy Statements”).
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE EXCHANGE OFFER DOCUMENTS, THE OPPOSITION PROXY STATEMENT, THE VALIDUS SHARE ISSUANCE PROXY STATEMENT, THE SCHEME OF ARRANGEMENT PROXY STATEMENTS AND ANY OTHER PROXY STATEMENTS OR RELEVANT DOCUMENTS THAT VALIDUS HAS FILED OR MAY FILE WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Validus through Jon Levenson, Senior Vice President, at +1-441-278-9000.
Participants in the Solicitation:
Validus and certain of its executive officers are deemed to be participants in any solicitation of shareholders in connection with the proposed acquisition. Information about Validus’ executive officers is available in Validus’ proxy statement, dated March 25, 2009 for its 2009 annual general meeting of shareholders.
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